INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 of Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8 of our report dated June 7, 1999, appearing in this Annual Report on Form 11-K of Seneca Foods Corporation Employees' Savings Plan for the year ended December 31,
1998.





/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Rochester, New York
June 28, 1999